AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       SIMON TRANSPORTATION SERVICES INC.


                                    ARTICLE I
                                     OFFICES

        1. Principal Office. The principal office of the Corporation shall be in Washoe County, Nevada, which initially shall be its known place of business.

        2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II
                                  STOCKHOLDERS

        1. Annual Meeting. The annual meeting of the Stockholders shall be held at such date and time as the Board of Directors shall determine, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

        2. Special Meetings. Special meetings of the Stockholders may be called for any purpose or purposes at any time by a majority of the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

        3. Place of Meetings. Annual and special meetings of the Stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        4. Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, postage prepaid, and signed by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the Stockholder at his or her address as it appears on the stock transfer books of the Corporation. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty
(30) days and further provided that a new record date is not fixed for the adjourned meeting, in either of which events, written notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Stockholder or Stockholders signing such waiver. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the Stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        5. Fixing Date for Determination of Stockholders Record. In order that the Corporation may determine the Stockholders entitled to notice of and to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten
(10) days prior to the date of such meeting or such action, as the case may be. If the Board of Directors has not fixed a record date for determining the Stockholders entitled to notice of and to vote at a meeting of Stockholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining the Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed by any Stockholder. If the Board of Directors has not fixed a record date for determining Stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        6. Record of Stockholders. The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of Stockholders, a complete record of the Stockholders entitled to vote at a meeting of Stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of the meeting or if not so specified, at the Corporation's principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.

        7. Quorum and Manner of Acting. At any meeting of the Stockholders, the presence, in person or by proxy, of a majority of the total voting power of the outstanding stock entitled to vote shall constitute a quorum for the transaction of business except as otherwise provided by the Nevada General Corporation Law or by the Articles of Incorporation of the Corporation, as amended from time to time (the "Articles of Incorporation"). All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for quorum purposes. Only those shares entitled to vote on a particular subject matter shall be counted for the purpose of voting on that subject matter. Business may be conducted once a quorum is present and may continue to be conducted until adjournment sine die, notwithstanding the withdrawal or temporary absence of Stockholders leaving less than a quorum. Except as otherwise provided in the Nevada General Corporation Law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares of stock then represented at the meeting and entitled to vote thereat shall be the act of the Stockholders; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present, except that the affirmative vote of the holders of a majority of the shares of stock then present is sufficient in all cases to adjourn a meeting.

        8. Voting of Shares of Stock. Each Stockholder shall be entitled to the number of votes (or corresponding fraction thereof) authorized for shares of such class or series in the Corporation's Articles of Incorporation or any certificate of designation for such class or series for each share of stock (or fraction thereof) standing in his, her or its name on the books of the Corporation on the record date. A Stockholder may vote either in person or by valid proxy, as defined in Section 12 of this Article II, executed in writing by the Stockholder or by his, her or its duly authorized attorney in fact. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Unless demanded by a Stockholder present in person or by proxy at any meeting of the Stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the Stockholder voting, or by his or her proxy, and shall state the number of shares voted.

        9. Organization. At each meeting of the Stockholders, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the Chief Executive Officer, or if he or she is absent therefrom, the President, one of the Vice Presidents or, if all are absent therefrom, another officer of the Corporation chosen as chairman of such meeting by Stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or, if all the officers of the Corporation are absent therefrom, a Stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or, if he or she is absent from the meeting or is required pursuant to the provisions of this Section 9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

       10. Order of Business. The order of business at each meeting of the Stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of Stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

       11. Voting. At all meetings of Stockholders, each Stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her or its name, the number of votes provided by the Articles of Incorporation or any certificate of designation in respect of stock of such class or series. Stockholders shall not have cumulative voting rights with respect to the election of Directors or for any other purpose.

       12. Voting by Proxy. At any meeting of the Stockholders, any Stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two
(2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

       13. Action by Stockholders Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by Stockholders holding at least a majority of the voting power (except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required) and such consent is filed with the minutes of the proceedings of the Stockholders.

       14. Irregularities. All information and/or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting or if waived in writing.


                                   ARTICLE III
                               BOARD OF DIRECTORS

        1. General Powers.   The   property,   business   and   affairs  of  the
Corporation shall be managed by the Board of Directors.

        2. Number, Term of Office, and Classification. The Board of Directors shall consist of not less than 3 nor more than 12 directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors, and in any event at least one-fourth of the number of directors shall be in each class. At the 1997 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, commencing in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected or reelected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of stockholders. A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. A director elected by the Board of Directors to fill a vacancy not resulting from an increase in the number of directors shall hold office until the expiration of the term he or she was elected to fill and until his or her successor shall be elected and shall qualify. Notwithstanding any other provision of these Bylaws, this Article III, Section 2 of the Bylaws may be amended only by (a) the affirmative vote of two-thirds of the continuing directors, or (b) the affirmative vote of stockholders holding at least two-thirds of the voting power of all outstanding voting stock. For purposes of this section a continuing director is any director who was a member of the Board of Directors prior to any person or group becoming an interested stockholder, as well as any director who subsequently became a director or subsequently whose nomination or election was approved by a majority of the continuing directors then in office. An interested stockholder is any person or group acting in concert who hereafter (a) becomes the beneficial owner of stock representing 25% or more of the outstanding votes entitled to be cast at any election of directors. Stock shall be deemed to be beneficially owned if any person or its affiliates or associates (as such terms are defined under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) directly or indirectly (a) owns such securities (regardless of whether they would be determined to beneficially own such securities under Section 13(d) under the Exchange Act); (b) has the right to acquire such securities (immediately or with the passage of time) pursuant to any offer to purchase, exercise of exchange, conversion or similar rights, exercise of warrants or options, or otherwise; or
(c) has the right to vote such securities pursuant to any agreement, arrangement, or understanding other than under a revocable proxy solicited in accordance with the General Rules and Regulations under the Exchange Act and not reportable on Schedule 13(d) (or any successor to such act or form). No person or member of a group that presently owns over 25% of the Company?s voting stock, nor any transferee or successive transferee shall be deemed an interested stockholder.

        3. Chairman of the Board; Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, if he or she is absent therefrom or if no Chairman is appointed, the Chief Executive Officer or, if he or she is absent therefrom, a Director chosen by a majority of the Directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof. In general, the Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board of Directors.

        4. Place of Meeting. The Board of Directors may hold its meetings, either within or without the State of Nevada, at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

        5. Annual Meetings. As soon as practicable after each annual election of Directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board of Directors, or in the event of waiver of notice as specified in the written waiver of notice.

        6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

        7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held, either within or without the State of Nevada, whenever called by the Chairman of the Board, or by the Chief Executive Officer or a majority of the Directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting, but need not state the purposes thereof. Except as otherwise provided in Section 9 of this Article III, notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the Director or Directors signing such waiver. Attendance of a Director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        8. Quorum and Manner of Acting. A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws, and except also as otherwise expressly provided by the Nevada General Corporation Law, the vote of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum from any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The Directors shall act only as a Board of Directors and the individual Directors shall have no power as such.

        9. Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all Directors and such consent is filed with the minutes of the proceedings of the Board of Directors.

       10. Resignations. Any Director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, the Chief Executive Officer or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       11. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the Stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. If at any time, by reason of death or resignation or other cause, the Corporation has no Directors in office, then any officer or any Stockholder or an executor, administrator, trustee or guardian of a Stockholder, may call a special meeting of Stockholders for the purpose of filling vacancies in the Board of Directors. If one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

       12. Compensation. The Board of Directors may at any time and from time to time by resolution provide that the Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director or both, in either case payable in cash, the Corporation's stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that Directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board of Directors. Nothing in this section shall be construed as precluding any Director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any Director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a Director.


                                 ARTICLE IV
                                  OFFICERS

        1. Number. The Corporation shall have the following officers: a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may also have additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers.

        2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors or at a special meeting of the Board of Directors called for that purpose. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death or resignation or removal in the manner hereinafter provided.

        3. Agents.  In addition to the  officers  mentioned in Section 1 of this
Article IV, the Board of Directors may appoint such agents as the Board of Directors may deem necessary or advisable, each of which agents shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or to any committee the power to appoint or remove any such agents.

        4. Removal. Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the entire Board of Directors.

        5. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the times specified therein, or, if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        6. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

        7. Chief Executive Officer. The Chief Executive Officer shall have, subject to the control of the Board of Directors, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. If at any time the Corporation has no Chief Executive Officer, the duties and responsibilities designated for such position shall be performed by such person designated by the Board of Directors. The Chief Executive Officer shall: (a) make a report of the state of the business of the Corporation at each annual meeting of the Stockholders; (b) see that all orders and resolutions of the Board of Directors are carried into effect; (c) sign, with the Secretary or the Treasurer, certificates for stock of the Corporation; (d) have the right to sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (e) have the right to cause the corporate seal, if any, to be affixed to any instrument which requires it.

        8. President. The President shall have such powers and perform such duties as the Chairman of the Board, the Chief Executive Officer or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

        9. Vice President. The Vice President and any additional Vice Presidents shall have such powers and perform such duties as the Chairman of the Board, the Chief Executive Officer or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

       10. Secretary. The Secretary shall: (a) record all the proceedings of the meetings of the Stockholders, the Board of Directors and the committees of the Board of Directors, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to all documents the execution of which on behalf of the Corporation under its seal is authorized and required; (d) sign, if directed by the Board of Directors, with another authorized officer, certificates for stock of the Corporation; (e) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

       11. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, notes and valuable effects of the Corporation; (b) receive and give receipt for monies due and payable to the Corporation from any sources whatsoever; (c) deposit all such monies to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board or the Chief
Executive Officer shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the Chairman of the Board, the Chief Executive Officer or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; (h) sign, if directed by the Board of Directors, with another authorized officer, certificates for stock of the Corporation; and (i) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the Chairman of the Board, the Chief Executive Officer or any of the Directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the Chief Executive Officer or the Board of Directors.

       12. Assistant Officers. Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

       13. Combination of Offices. Any two of the offices hereinabove enumerated may be held by one and the same person, if such person is so elected or appointed.

       14. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors,and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.


                                    ARTICLE V
                                   COMMITTEES

        1. Executive Committee; How Constituted and Powers. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more of the Directors then in office, who shall include the Chairman of the Board, to constitute an Executive Committee, which shall have and may exercise between meetings of the Board of Directors all the delegable powers of the Board of Directors to the extent not expressly prohibited by the Nevada General Corporation Law or by resolution of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the whole Board of Directors.

        2. Executive Committee; Organization. The Chairman of the Board shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Chairman of the Board or the Secretary, the Committee may appoint a chairman or secretary, as the case may be, of the meeting.

        3. Executive Committee; Meetings. Regular meetings of the Executive Committee may be held without notice on such days and at such places as shall be fixed by resolution adopted by a majority of the Committee and communicated to all its members. Special meetings of the Committee shall be held whenever called by the Chairman of the Board or a majority of the members thereof then in office. Notice of each special meeting of the Committee shall be given in the manner provided in Section 6 of Article III of these Bylaws for special meetings of the Board of Directors. Notice of any such meeting of the Executive Committee, however, need not be given to any member of the Committee if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication either before or after the meeting, or if he or she is present at such meeting, except when he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Subject to the provisions of this Article V, the Committee, by resolution adopted by a majority of the whole Committee, shall fix its own rules of procedure and it shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings have been taken. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

        4. Executive Committee; Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and, except as specified in Section 3 of this Article V, the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Committee. The members of the Committee shall act only as a committee, and the individual members shall have no power as such.

        5. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute other committees, which shall in each case consist of one or more of the Directors and, at the discretion of the Board of Directors, such officers who are not Directors. The Board of Directors may designate one or more Directors or officers who are not Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be Directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

        6. Committee Minutes. The Executive Committee and any other committee shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

        7. Action by Committees Without a Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee or any other committee of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all members of the committee and such consent is filed with the minutes of the proceedings of the committee.

        8. Resignations. Any member of the Executive Committee or any other committee may resign therefrom at any time by giving written notice of his or her resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Chairman of the Board, Chief Executive Officer or the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        9. Vacancies. Any vacancy in the Executive Committee or any other committee shall be filled by the vote of a majority of the whole Board of Directors.

       10. Compensation. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member in either case payable in cash, the Corporation stock, or such other form designated by the Board of Directors. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this section shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

       11. Dissolution of Committees; Removal of Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve the Executive Committee or any other committee, and, with or without cause, remove any member thereof.


                                   ARTICLE VI
                                  MISCELLANEOUS

        1. Execution of Contracts. Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the Chief Executive Officer. In addition, the Board of Directors may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

        2. Attestation. The President, any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the Chief Executive Officer, or any other duly authorized officer or agent of the Corporation and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

        3. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board, or the Chief Executive Officer shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

        5. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

        6. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors, and may thereafter be changed from time to time by action of the Board of Directors. Initially, the fiscal year shall begin on October 1 and end on September 30.


                                    ARTICLE VII
                                       STOCK

        1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer and by the Treasurer or Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Nevada General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation. Certificates surrendered to the Corporation for transfer shall be cancelled, and no new certificate shall be issued in exchange for such shares until the original certificate has been cancelled; except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

        3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

        4.  Lost  Certificates.   The  Board  of  Directors  may  direct  a  new
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

        5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.


                                  ARTICLE VIII
                                   DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided in the Articles of Incorporation and the Nevada General Corporation Law.


                                    ARTICLE IX
                                       SEAL

         A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall bear the full name of the Corporation and the year and state of incorporation, or words or figures of similar import.


                                    ARTICLE X
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify its directors and officers to the maximum extent permitted by the Nevada General Corporation Law. Indemnification shall be provided unless it is ultimately determined by a court of competent jurisdiction that (i) the indemnified party did not act in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the Corporation and, (ii) with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was lawful. Expenses shall be advanced to an indemnified party upon written confirmation that he or she has not acted in a manner that would preclude indemnification above and an undertaking to return any advances if it is ultimately determined by a court of competent jurisdiction that the party is not entitled to indemnification under the standard set forth herein.


                                   ARTICLE XI
                                   AMENDMENTS

These Bylaws may be repealed, altered or amended, or new bylaws may be adopted, by (i) the affirmative vote of a majority of the total voting power of the outstanding common stock of the Corporation, or (ii) the affirmative vote of a majority of the entire Board of Directors; provided, that no repeal, alteration, amendment or adoption of new bylaws by the directors shall be effective to override any provision adopted by the stockholders.


                                   ARTICLE XII
                       ACQUISITION OF CONTROLLING INTEREST

         The provisions of the Nevada General Corporation Law, Sections 78.378 and 78.3790, shall not apply to any acquisitions of this corporation's outstanding voting shares by any one or more of Jerry Moyes, Vickie Moyes, the Jerry and Vickie Moyes Family Trust, the Moyes Children's Trust, the Moyes Children's Limited Partnership, SME Steel Contractors, Inc., and any of their family members, affiliates, associates, and members of any Section 13(d) group (as such terms are defined under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) which includes any of such persons.

         The  undersigned   Secretary  of Simon   Transportation  Services  Inc.
hereby certifies the foregoing to be the Bylaws of the Corporation, as adopted by the Board of Directors on the 30th day of November, 2000.


                                            /s/ Alban B. Lang
                                            ------------------------------------
                                            Alban B. Lang, Secretary